WARRANT AMENDMENT AGREEMENT

THIS WARRANT AMENDMENT AGREEMENT (the "Agreement"), is dated as of October 1, 2009, by and between Zaldiva, Inc., a Florida corporation (the "Company"); Jeffrey A. Olweean (“Olweean”); and The Human Cash Register, Inc., a Florida corporation (“THCR”).  Olweean and THCR shall be referred to collectively herein as the “Holders.”

WHEREAS, on May 31, 2007, the Company executed (i) Warrant Number WZ 0001 granting to THCR the right to purchase up to 300,000 shares of the Company’s common stock at a price of $0.25 per share, exercisable for a period of five years (the “THCR Warrant”); and (ii) Warrant Number WZ 0002 granting to Olweean the right to purchase up to 1,000,000 shares of the Company’s common stock at a price of $0.25 per share, exercisable for a period of five years (the “Olweean Warrant”) (collectively, the THCR Warrant and the Olweean Warrant shall be referred to herein as the “Warrants”);

WHEREAS, Paragraph 10 of each Warrant authorizes its amendment by an instrument in writing executed by the Company and the Holder thereof;

WHEREAS, since the grant date of each of the Warrants, the price of the Company’s common stock on the OTC Bulletin Board has fallen substantially, with bid and ask prices of $0.05 and $0.06, respectively, as of September 30, 2009, and a three-month average daily trading volume of less than 5,300 shares per day; and

WHEREAS, the Company believes that it is in its best interests to promote Olweean’s and THCR’s continued valuable contributions to the Company by reducing the exercise price of the Warrants to a price that is more commensurate with the recent price and trading volume of the Company’s common stock;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained herein, the Company and the Holders hereby agree as follows:

1.

Amendment of THCR Warrant.  Paragraph 1 of the THCR Warrant is amended as follows:

1.  Number and Price of Shares Subject to Warrant.  This Warrant Certificate certifies that The Human Cash Register, Inc., a Florida corporation, or registered assigns (the “Warrant Holder”), is the registered owner of the above indicated number of Warrants expiring at 11:59 p.m. Eastern Time, on June 1, 2012 (the “Expiration Date”).  One (1) Warrant entitles the Warrant Holder to purchase one (1) share of common stock, $0.001 par value (the “Common Stock” and the “Share” or “Shares”), from the Company at a purchase price of $0.005 per share of Common Stock (the “Exercise Price”).

2.

Amendment of Olweean Warrant.  Paragraph 1 of the Olweean Warrant is amended as follows:

1.  Number and Price of Shares Subject to Warrant.  This Warrant Certificate certifies that Jeffrey A. Olweean or registered assigns (the “Warrant Holder”), is the registered owner of the above indicated number of Warrants expiring at 11:59 p.m. Eastern Time, on June 1, 2012 (the “Expiration Date”).  One (1) Warrant entitles the Warrant Holder to purchase one (1) share of common stock, $0.001 par value (the “Common Stock” and the “Share” or “Shares”), from the Company at a purchase price of $0.005 per share of Common Stock (the “Exercise Price”).

3.

Remaining Provisions of Warrants.  With the sole exception of the above-referenced amendments, all terms and provisions of each of the Warrants shall remain in full force and effect, without any change whatsoever.

4.

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be delivered as provided in Paragraph 10 of each Warrant.

5.

Entire Agreement; Amendment.  This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor either Holder has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

6.

Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

7.

Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.

8.

Savings Clause.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

“The Company”

ZALDIVA, INC.,

a Florida corporation

By_ /s/ Nicole Leigh

    Nicole Leigh, President

“Olweean”

/s/ Jeffrey Olweean

Jeffrey A. Olweean

“THCR”

THE HUMAN CASH REGISTER,

INC., a Florida corporation

By _ /s/__

Its _ Secretary